Exhibit 99.2
2007 Second-Quarter Earnings Release August 14, 2007

Forward Looking Statements This presentation may contain statements about future events and Regency Energy Partners LP's ("Regency Energy Partners", "Regency" or the "Partnership") outlook and expectations, which are forward-looking statements. Although Regency believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward- looking statements are inherently uncertain and necessarily involve risks that may affect Regency's business prospects and performance, causing actual results to differ from those discussed during this presentation. Any forward-looking statements made are subject to all of the risks and uncertainties, many of which are beyond management's control, involved in gathering, processing, marketing and transporting of natural gas and natural gas liquids, or NGLs. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Regency's actual results and plans could differ materially from those expressed in any forward-looking statements. These risks and uncertainties are discussed in more detail in Regency's filings with the Securities and Exchange Commission, copies of which are available to the public. The Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events. Regulation G This document may include certain non-GAAP financial measures as defined under SEC Regulation G. In such an event, a reconciliation of those measures to the most directly comparable GAAP measures is included in this presentation.

Regency Energy Partners Overview

Second Quarter Highlights On June 18, 2007, GE Energy Financial Services (GE EFS) acquired ownership of our General Partner and 17.8 million subordinated units in Regency from affiliates of HM Capital and Regency management Regency will serve as a platform for GE EFS' growth in the midstream sector Regency gains a financially strong sponsor and the potential to acquire midstream assets that GE EFS currently owns or acquires in the future Incurred $56 million on growth projects in the six months ended June 30, 3007 Sold 11.5 million common units priced at $32.05 Continue to focus on growing the business and distributions to unitholders

Operational Highlights Continue to see improved volumes and segment margins in both businesses Completed three major organic growth projects in the second quarter Upgraded the Eustace Plant in East Texas 31 miles of gathering pipeline in South Texas Efficiency project at our South Texas Tilden Plant Actively pursuing our organic growth strategy and are executing on an additional $32 million of projects

Financial Overview Second-Quarter 2007

Consolidated Operating Results

Gathering and Processing Segment

Transportation Segment

Q&A

Non-GAAP Reconciliations

Non-GAAP Reconciliation

Non-GAAP Reconciliation

Non-GAAP Reconciliation

Non-GAAP Reconciliation